                                   EXHIBIT 12

                COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES
                        AND PREFERRED DIVIDENDS COMBINED



                                                        AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                         FOR THE FIVE YEARS ENDED JUNE 30, 1996
                                                                 (THOUSANDS OF DOLLARS)

                                                1996         1995          1994         1993         1992
                                            ----------    ----------   ----------    ---------    ----------

Margins before income taxes and
member refunds............................. $   19,299    $  (6,350)   $    4,908    $  18,818    $  (50,549)

Fixed charges - Interest...................     63,721       56,507        49,849       49,128        52,835
              - Rentals....................      3,004        2,789         2,298        2,610         2,591
                                            ----------    ----------   ----------    ---------    ----------
Total fixed charges........................     66,725       59,296        52,147       51,738        55,426
                                            ----------    ----------   ----------    ---------    ----------
Adjusted net margins....................... $   86,024    $  52,946    $   57,055    $  70,556    $    4,877
                                            ==========    ==========   ==========    =========    ==========

Ratio of adjusted net margins to total
fixed charges..............................       1.3        (a)             1.1          1.4        (a)
                                            ==========    ==========   ==========    =========    ==========

Deficiency of adjusted net margins to
total fixed charges........................      N/D      $   6,350         N/D          N/D      $   50,549
                                            ==========    ==========   ==========    =========    ==========

Fixed charges and preferred dividends combined: Preferred dividend factor:
   Preferred dividend requirements......... $    4,255    $    4,654   $    4,909    $  4,130     $    4,723
   Ratio of pre-tax margins to
   after-tax margins*......................      52.1%         74.4%        14.2%      136.7%         111.8%
   Preferred dividend factor on
   pre-tax basis...........................      8,167         6,255       34,570       3,021          4,225

Total fixed charges (above)................     66,725        59,296       52,147      51,738         55,426
                                            ----------    ----------   ----------    ---------    ----------

Fixed charges and preferred dividends
combined................................... $   74,892    $  65,551    $   86,717    $  54,759    $   59,651
                                            ==========    ==========   ==========    =========    ==========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined**.................................       1.1        (b)           (b)            1.3        (b)
                                            ==========    ==========   ==========    =========    ==========

Deficiency of adjusted net margins to
fixed charges and preferred dividends
combined...................................      N/D      $  12,605    $   29,662        N/D      $   54,774
                                            ==========    ==========   ==========    ==========   ==========


* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net margin divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net margins are inadequate to cover total fixed charges.

(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.

                COMPUTATION OF RATIO OF MARGINS TO FIXED CHARGES
                        AND PREFERRED DIVIDENDS COMBINED



                                                                   AGWAY INC. (PARENT)
                                                          FOR THE FIVE YEARS ENDED JUNE 30, 1996
                                                                  (THOUSANDS OF DOLLARS)

                                                1996         1995          1994         1993         1992
                                            -----------   ----------   -----------   ----------   -------

Margins before income taxes and
member refunds............................. $   24,106    $   4,600    $  (17,330)   $   4,501    $  (51,202)

Fixed charges - Interest...................      7,156        5,874        14,985        8,282        11,940
              - Rentals....................      1,506        1,960         1,183          755           662
                                            ----------    ----------   -----------   ---------    ----------
Total fixed charges........................      8,662        7,834        16,168        9,037        12,602
                                            ----------    ----------   -----------   ---------    ----------
Adjusted net margins....................... $   32,768    $  12,434    $   (1,162)   $  13,538    $  (38,600)
                                            ==========    ==========   ===========   =========    ===========

Ratio of adjusted net margins to total
fixed charges..............................       3.8           1.6        (a)            1.5         (a)
                                            ==========    ==========   ===========   =========    ===========

Deficiency of adjusted net margins to
total fixed charges........................      N/D          N/D      $   17,330        N/D      $   51,202
                                            ==========    ==========   ===========   =========    ===========


Fixed charges and preferred dividends combined: Preferred dividend factor:
   Preferred dividend requirements......... $    4,255    $   4,654     $   4,909    $   4,130    $    4,724
   Ratio of pre-tax margin to
   after-tax margins*......................      90.9%       (291.2%)      214.5%       404.4%        108.4%
   Preferred dividend factor on............
   pre-tax basis...........................      4,681       (1,598)        2,289        1,021         4,357

Total fixed charges (above)................      8,662        7,834        16,168        9,037        12,602
                                            ----------    ----------   -----------   ---------    -----------

Fixed charges and preferred dividends
combined................................... $   13,343    $   6,236    $   18,457    $  10,058    $   16,959
                                            ==========    ==========   ===========   =========    ===========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined**.................................       2.5           2.0        (b)            1.3        (b)
                                            ==========    ==========   ===========   =========    ===========

Deficiency of adjusted net margins to
fixed charges and preferred dividends           N/D           N/D      $   19,619       N/D       $   55,559
                                            ==========    ==========   ===========   =========    ===========



* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net margin divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net margins are inadequate to cover total fixed charges.

(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.